ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-156695 Dated May 17, 2011

UBS AG $• Performance Securities Linked to a Currency Basket relative to the Japanese Yen due on or about November 30, 2012

Investment Description

UBS Performance Securities linked to a Currency Basket relative to the Japanese yen (the “Securities”) are unsubordinated and unsecured debt securities issued by UBS AG (“UBS”). The Securities provide exposure to the performance of an equally weighted basket of currencies (the “underlying basket”) comprised of three currencies: the Norwegian krone (“NOK”), the Polish zloty (“PLN”) and the Swedish krona (“SEK”) (each a “basket currency” and collectively the “basket currencies”) relative to the Japanese yen (the “reference currency”). If the basket return is positive (meaning that overall the basket currencies have strengthened against the reference currency), UBS will repay the full principal amount at maturity plus a return equal to the basket return multiplied by a participation rate (to be determined on the trade date). If the basket return is zero, UBS will repay the full principal amount at maturity. If the basket return is negative (meaning that overall the basket currencies have weakened against the reference currency), you will be fully exposed to the decline of the underlying basket and UBS will repay less than the full principal amount at maturity, resulting in a loss on your investment that is proportionate to the negative basket return, but in no case will the payment at maturity be less than zero. Investing in the Securities involves significant risks. You may lose some or all of your principal amount. Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Participation in Positive Basket Return: If the basket return is greater than zero, UBS will repay the full principal amount at maturity and pay a return equal to the basket return multiplied by the participation rate (to be determined on the trade date). If the basket return is negative, investors will be exposed to the percentage decline in the underlying basket at maturity.

❑

Full Downside Exposure to the Underlying Basket at Maturity: If the basket return is negative, UBS will pay less than the full principal amount resulting in a loss to investors that is proportionate to the negative basket return, but, in no case, will the payment at maturity be less than zero. You may lose some or all of your principal amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

❑	Diversification Opportunity: The Securities provide an opportunity to diversify your portfolio through exposure to the basket currencies.

Key Dates(1)

Trade Date	May 25, 2011

Settlement Date	May 31, 2011

Final Valuation Date(2)	November 27, 2012

Maturity Date(2)	November 30, 2012

(1)	Expected. See page 3 for additional details.

(2)	Subject to postponement in the event of a market disruption event, as described in the accompanying product supplement

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. UBS IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-8 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

These preliminary terms relate to the Performance Securities linked to a Currency Basket Relative to the Japanese Yen. The return on the Securities at maturity will depend upon the performance of the basket currencies relative to the reference currency. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10.00 per Security, and integral multiples of $10.00 in excess thereof. The initial basket level will be set to 100 on the trade date. The initial spot rate for each basket currency and the participation rate will be determined on the trade date.

Basket Currencies	Currency Weighting	Reference Currency	Initial Spot Rate	Participation Rate	CUSIP	ISIN
Norwegian krone (“NOK”)	1/3	Japanese yen (“JPY”)	•	180% to 200%	902669365	US9026693658
Polish zloty (“PLN”)	1/3		•
Swedish krona (“SEK”)	1/3		•

See “Indicative Terms” on page 3. The Securities we are offering will have the terms set forth in the accompanying product supplement, the accompanying currency and commodity supplement (to the extent specifically referenced herein), the accompanying prospectus and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying product supplement, the accompanying currency and commodity supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Issue Price to Public	Underwriting Discount	Proceeds to UBS
Per Security	$10.00	$0.20	$9.80
Total	$•	$•	$•

UBS Financial Services Inc.	UBS Investment Bank

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a currency and commodity supplement for the various securities we may offer, including the Securities) with the Securities and Exchange Commission, or SEC, for this offering. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC web site at www.sec.gov. Our Central Index Key, or CIK, on the SEC Web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Product supplement dated January 11, 2011:

http://www.sec.gov/Archives/edgar/data/1114446/000119312511005724/d424b2.htm

♦	Currency and commodity supplement dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000045/v136621_69520-424b2.htm

♦	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “Securities” refer to the Performance Securities that are offered hereby. Also, references to the “product supplement” mean the UBS product supplement titled “Medium Term Securities Linked to a Currency or Commodity or a Basket Comprised of Currencies or Commodities,” dated January 11, 2011, references to the “currency and commodity supplement” mean the UBS Currency and Commodity Supplement Debt Securities and Warrants, dated January 13, 2009, and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 13, 2009.

Investor Suitability

The Securities may be suitable for you if, among other considerations:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You seek an investment with a return linked to the performance of the basket currencies relative to the Japanese yen.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has the same downside market risk as an investment in the underlying basket.

♦

You believe that the underlying basket will appreciate over the term of the Securities and you would be willing to invest in the Securities if the participation rate were set equal to the bottom of the range indicated for the participation rate on the first page hereof (the actual participation rate will be set on the trade date).

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket.

♦	You do not seek current income from this investment.

♦	You are willing to hold the Securities to maturity, a term of approximately 18 months, and are aware that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦	You do not fully understand the risks inherent in an investment in the Securities.

♦	You require an investment designed to guarantee a full return of principal at maturity.

♦	You cannot tolerate a loss of all or substantial portion of your investment and are not willing to make an investment that has the same downside market risk as an investment in the underlying basket.

♦	You believe that the level of the underlying basket will stay the same or decline during the term of the Securities.

♦

You would not be willing to invest in the Securities if the participation rate were set equal to the bottom of the range indicated for the participation rate on the first page hereof (the actual participation rate will be set on the trade date).

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket.

♦	You seek current income from your investments.

♦	You are unable or unwilling to hold the Securities to maturity, which have a term of approximately 18 months, or you seek an investment for which there will be an active secondary market.

♦

You are not willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” on page 5 and more detailed “Risk Factors” beginning on page PS-8 of the product supplement for risks related to an investment in the Securities.

Indicative Terms(1)

Issuer	UBS AG, Jersey Branch
Issue Size	$•
Issue Price	$10.00 per Security (subject to a minimum purchase of 100 Securities). The Securities trade and are settled in U.S. dollars.
Term	Approximately 18 months. In the event we make any change to the expected trade date and settlement date, the final valuation date and maturity date will be changed so that the stated term of the Securities remains the same.
Basket Currencies and Currency Weighting	Basket Currency	Currency Weighting

	Norwegian krone (“NOK”)	1/3
	Polish zloty (“PLN”)	1/3
	Swedish krona (“SEK”)	1/3
Participation Rate	180% to 200%. The actual participation rate will be determined on the trade date.
Payment at Maturity (per Security)

If the basket return is positive, UBS will pay you a cash payment per Security equal to:

$10 + ($10 x Basket Return x Participation Rate)

Due to the currency return calculation, the maximum basket return is 100%.

If the basket return is zero, UBS will pay you your principal amount per Security, equal to $10.

If the basket return is negative, UBS will pay you an amount that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative basket return, for an amount equal to:

the greater of (i) zero and (ii) $10 + ($10 × Basket Return)

In this scenario, you will lose 1% of your initial investment for every 1% of negative performance of the underlying basket and you will lose a significant portion or all of your initial investment. However, in no case will the payment at maturity be less than zero.

Basket Return	The percentage change in the underlying basket from the final basket level to the initial basket level, calculated as follows: Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	Set equal to 100 on the trade date.
Final Basket Level

The final basket level will be calculated as follows:

100 × [1 + (NOK Return × 1/3) + (PLN Return × 1/3) + (SEK Return × 1/3)]

The NOK Return, PLN Return and SEK Return refer to the currency return for the Norwegian krone, the Polish zloty and the Swedish krona, respectively.

Currency Return

With respect to each basket currency, the percentage change in the relevant basket currency from the initial spot rate to the final spot rate, calculated as follows:

Final Spot Rate – Initial Spot Rate

Final Spot Rate

Because the currency return is calculated by dividing the difference between the final spot rate and the initial spot rate by the final spot rate, the maximum possible currency return, and as a result the maximum possible basket return, will equal 100%. There is no comparable limit on the negative performance of the currency return or the basket return. However, in no case will the payment at maturity be less than zero.

Final Spot Rate	For each basket currency, the spot rate on the final valuation date as determined by the calculation agent under “Final Spot Rates” on page 16 of this free writing prospectus.
Initial Spot Rate	For each basket currency, the spot rate determined by the calculation agent as observed through trades through the Electronic Broking Services, Reuters Dealing 3000 and various voice brokers at approximately 12:00 p.m. New York City Time on the trade date.
Initial Spot Rates	NOK/JPY	•
	PLN/JPY	•
	SEK/JPY	•
No Coupon Payment	We will not pay you interest during the term of the Securities.
Final Valuation Date	November 27, 2012, unless the calculation agent determines that a market disruption event (as set forth in the product supplement and the currency and commodity supplement) occurs or is continuing with respect to a basket currency on any such day. In such case, or if the final valuation date is not a business day for such basket currency, the final valuation date for the affected basket currency (and only for such basket currency) will be the first preceding or first following business day on which the calculation agent determines that a market disruption event does not occur and/or is not continuing with respect to such basket currency. In no event, however, will the final valuation date for any basket currency be postponed by more than 10 consecutive days for the calculation of the NOK/JPY, PLN/JPY and SEK/JPY spot rates. See “General Terms of the Notes—Market Disruption Event” on page PS-22 of the product supplement.

Investment Timeline

In this scenario, you will lose 1% of your initial investment for every 1% of negative performance of the underlying basket and you will lose a significant portion or all of your initial investment. However, in no case will the payment at maturity be less than zero.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

(1)

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

How will the Basket Return be calculated?

Your payment at maturity will depend on the basket return. The following steps are necessary to calculate the basket return:

Step 1: Calculate the final spot rate for each of the basket currencies.

The NOK/JPY final spot rate is the quotient of the USD/JPY spot rate on the final valuation date divided by USD/NOK spot rate on the final valuation date, calculated as follows:

NOK/JPY final spot rate	=	USD/JPY Final Spot Rate USD/NOK Final Spot Rate

The PLN/JPY final spot rate is the quotient of the USD/JPY spot rate on the final valuation date divided by USD/PLN spot rate on the final valuation date, calculated as follows:

PLN/JPY final spot rate	=	USD/JPY Final Spot Rate USD/PLN Final Spot Rate

The SEK/JPY final spot rate is the quotient of the USD/JPY spot rate on the final valuation date divided by USD/SEK spot rate on the final valuation date, calculated as follows:

SEK/JPY final spot rate	=	USD/JPY Final Spot Rate USD/SEK Final Spot Rate

Step 2: Calculate the currency return for each of the basket currencies.

The NOK currency return is the difference between the NOK/JPY final spot rate and the NOK/JPY initial spot rate relative to the NOK/JPY final spot rate, expressed as a percentage and calculated as follows:

NOK Currency Return	=	NOK/JPY Final Spot Rate – NOK/JPY Initial Spot Rate NOK/JPY Final Spot Rate

An increase in the value of the Norwegian krone relative to the Japanese yen is expressed as an increase in the NOK/JPY spot rate.

The PLN currency return is the difference between the PLN/JPY final spot rate and the PLN/JPY initial spot rate relative to the PLN/JPY final spot rate, expressed as a percentage and calculated as follows:

PLN Currency Return	=	PLN/JPY Final Spot Rate – PLN/JPY Initial Spot Rate PLN/JPY Final Spot Rate

An increase in the value of the Polish zloty relative to the Japanese yen is expressed as an increase in the PLN/JPY spot rate.

The SEK currency return is the difference between the SEK/JPY final spot rate and the SEK/JPY initial spot rate relative to the SEK/JPY final spot rate, expressed as a percentage and calculated as follows:

SEK Currency Return	=	SEK/JPY Final Spot Rate – SEK/JPY Initial Spot Rate SEK/JPY Final Spot Rate

An increase in the value of the Swedish krona relative to the Japanese yen is expressed as an increase in the SEK/JPY spot rate.

Step 3: Calculate the final basket level.

The final basket level will be calculated as follows:

100 × [1 + (NOK Return × 1/3) + (PLN Return × 1/3) + (SEK Return × 1/3)]

Step 4: Calculate the basket return.

The basket return is equal to the percentage change in the underlying basket from the initial basket level to the final basket level, calculated as follows:

Final Basket Level – Initial Basket Level

Initial Basket Level

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the explanation of risks relating to the Securities generally in the “Risk Factors” section of the product supplement and the currency and commodity supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Securities at maturity. UBS will only repay the full principal amount of your Securities in cash if the basket return is zero or positive and will only make such payment at maturity. If the basket return is negative, you will be fully exposed to the negative basket return and will lose some or all of your initial investment in an amount proportionate to the decline in the level of the underlying basket from the trade date to the final valuation date; however, in no case will the payment at maturity be less than zero.

♦

The participation rate applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate or the Securities themselves and the return you realize may be less than the return of the basket at the time of sale even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.

♦

The Securities are subject to an embedded maximum payment at maturity — Because the currency returns are expressed as the final spot rate minus the initial spot rate divided by the final spot rate, your payment at maturity is subject to an embedded maximum payment at maturity. Due to this method of calculation, in no event will any currency return equal or exceed 100% and, accordingly, the maximum basket return is 100%. As a result, the return on the Securities cannot exceed a basket return of 100% multiplied by the participation rate. Further, because the currency returns are calculated in this manner, there is no comparable limit to the negative performance of a basket currency or the resulting negative basket return. Therefore, even if two of the basket currencies were to appreciate against the Japanese yen, this positive performance can be wholly offset by a depreciation of the third basket currency relative to the Japanese yen. However, in no case will the payment at maturity be less than zero.

♦

The method of calculating the currency returns will diminish any basket currency appreciation and magnify any basket currency depreciation relative to the Japanese yen — The currency returns for each basket currency are calculated by dividing the difference between the applicable final spot rate and the applicable initial spot rate by the applicable final spot rate, rather than dividing that difference by the applicable initial spot rate under the linear method for determining a currency return. Under this calculation method, the denominator of the fraction will always be smaller if the applicable basket currency depreciates relative to the Japanese yen and greater if the applicable basket currency appreciates relative to the Japanese yen. As a result, any basket currency appreciation relative to the Japanese yen will be diminished, while any basket currency depreciation relative to the Japanese yen will be magnified. For example, assuming the initial spot rate of a basket currency relative to the Japanese yen is 1.0, if such basket currency appreciates relative to the Japanese yen by 10% such that the final spot rate is 1.1, the applicable currency return will only be 9.09%; conversely, if such basket currency depreciates relative to the Japanese yen by 10% such that the final spot rate is 0.9, the applicable currency return will be -11.11%. Accordingly, your payment at maturity may be less than if you had invested in similar securities that use the linear method for calculating currency returns.

♦

Market risk — The return on the Securities at maturity is linked to the depreciation of the Japanese yen relative to the underlying basket, and will depend on whether, and the extent to which, the Japanese yen depreciates against such currencies during the term of the Securities. The value of the underlying basket will be affected by movements in the exchange rates of the basket currencies relative to the Japanese yen. The exchange rates for the basket currencies relative to the Japanese yen are the result of the supply of, and the demand for, those basket currencies. Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the country of each basket currency and Japan, including economic and political developments in other countries. Of particular importance to foreign exchange risks are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the relevant country and Japan. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and Japan and other countries important to international trade and finance. You, as an investor in the Securities, should make your own investigation into the respective basket currencies and the merits of an investment linked to the underlying basket.

♦	No interest payments — You will not receive interest payments on the Securities over the term of the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose you entire initial investment. The Securities are not deposit liabilities or other obligations of UBS and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.

♦

The formula for calculating the payment at maturity of the Securities will not take into account all developments in the basket currencies — Changes in the exchange rates for the basket currencies relative to the Japanese yen during the term of the Securities before the final valuation date may not be reflected in the calculation of payment at maturity. Generally, the calculation agent will calculate the payment at maturity by comparing only the initial basket level on the trade date and the final basket level on the final valuation date. No other levels will be taken into account. As a result, the basket return may be less than zero even if the relevant exchange rates for the basket currencies have moved favorably at certain times during the term of the Securities before moving to an unfavorable level on the final valuation date.

♦

Changes in the value of the basket currencies may offset each other — The Securities are linked to an equally weighted basket composed of the basket currencies. At a time when the value of one or more basket currencies relative to the Japanese yen increases, the value of one or more of the other basket currencies relative to the Japanese yen may not increase as much or may even decline. Therefore, in calculating the final basket level, increases in the value of one or more of the basket currencies relative to the Japanese yen may be moderated or offset, by lesser increases or declines in the value of one or more of the other basket currencies relative to the Japanese yen.

♦

The amount you receive at maturity may result in a return that is less than the yield on a standard debt security of comparable maturity — The amount you receive at maturity may result in a return that is less than the return you could earn on other investments. For example, your return on the Securities may be lower than the yield you would earn if you bought a standard U.S. dollar-denominated unsubordinated non-callable debt security of UBS with the same stated maturity date.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether the level of the underlying basket will rise or fall. There can be no assurance that the level of the underlying basket will increase above the initial basket level or that the final basket level will not fall below the initial basket level on the final valuation date. The value of the basket currencies relative to the Japanese yen will be influenced by complex and interrelated political, economic, financial and other factors that affect the respective basket currencies and the Japanese yen. You should be willing to assume the risk of losing some or all of your initial investment.

♦

Owning the Securities is not the same as owning the Norwegian krone, Swedish krona and Polish zloty — The return on your Securities may not reflect the return you would realize if you actually converted Japanese yen into or purchased a foreign exchange contract on the Norwegian krone, Swedish krona and Polish zloty.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial loss.

♦

The inclusion of commissions, compensation and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices — Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the issue price to public, since the issue price to public included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities, as well as the projected profit included in the cost of hedging our obligations under the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

♦

The market value of the Securities may be influenced by unpredictable factors — The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that generally the NOK/JPY spot rate, the PLN/JPY spot rate, and the SEK/JPY spot rate on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

♦	supply and demand for the Securities, including inventory positions held by UBS Securities LLC, UBS Financial Services Inc. or any other market maker;

♦	Norwegian krone, Polish zloty, Swedish krona and Japanese yen interest rates;

♦	the time remaining to the final valuation date;

♦	the creditworthiness of UBS; and

♦	volatility of the NOK/JPY spot rate, the PLN/JPY spot rate, and the SEK/JPY spot rate.

♦

Information on the basket currencies may not be readily available — There is no systematic reporting of last-sale information for many currencies. Reasonable current bid and offer information may be available in certain brokers’ offices, in bank trading offices, and to others who wish to subscribe for this information, but this information will not necessarily reflect the applicable foreign exchange rate relevant for determining the value of the Securities. The absence of last-sale information and the limited availability of quotations to individual investors make it difficult for you and other investors to obtain timely, accurate data about the state of the currency markets. Certain relevant information relating to Norway, Poland, Sweden and Japan may not be as well known or as rapidly or thoroughly reported in the United States as comparable to U.S. developments. Prospective purchasers of the Securities should be aware of the possible lack of availability of important information that can affect the value of the basket currencies and must be prepared to make special efforts to obtain such information on a timely basis.

♦

Even though the Norwegian krone, the Polish zloty, the Swedish krona and the Japanese yen are traded around-the-clock, if a secondary market develops, the Securities may trade only during regular trading hours in the United States — The spot market for the Norwegian krone, the Polish zloty, the Swedish krona and the Japanese yen is a global, around-the-clock market. Therefore, the hours of trading for the Securities may not conform to the hours during which the Norwegian krone, the Polish zloty, the Swedish krona and the Japanese yen are traded. To the extent that U.S. markets are closed while the markets for the Norwegian krone, the Polish zloty, the Swedish krona and the Japanese yen remain open, significant price and rate movements may take place in such markets that will not be reflected immediately in the price of the Securities on such U.S. market.

♦

The NOK/JPY spot rate, the PLN/JPY spot rate and the SEK/JPY spot rate will be influenced by unpredictable factors which interrelate in complex ways — The NOK/JPY spot rate, the PLN/JPY spot rate and the SEK/JPY spot rate are a result of the supply of, and demand for, each currency. Changes in the foreign exchange rate may result from the interactions of many factors, including economic, financial, social and political conditions in Norway, Poland, Sweden and Japan. These conditions include, for example, the overall growth and performance of the economies of Norway, Poland, Sweden and Japan, the relative strength of, and confidence in, the Japanese yen, the trade and current account balance between Norway, Poland, Sweden and Japan, market interventions by the Federal Reserve Board or the respective central banks of Norway, Poland, Sweden and Japan, inflation and expected rates of future inflation, interest rate levels, the performance of the stock markets in Norway, Poland, Sweden and Japan, the stability of the government of Japan and the governments of Norway, Poland and Sweden and their respective banking systems, the structure of and confidence in the global monetary system, wars in which Norway, Poland, Sweden and Japan are directly or indirectly involved or that occur anywhere in the world, major natural disasters in Norway, Poland, Sweden and Japan and other foreseeable and unforeseeable global or regional economic, financial, political, judicial or other events. It is not possible to predict the aggregate effect of all or any combination of these factors. Your Securities are likely to trade differently from the exchange rates of the basket currencies relative to the Japanese yen, and changes in the exchange rates of the basket currencies relative to the Japanese yen are not likely to result in comparable changes in the market value of your Securities.

♦

The liquidity, trading value and amounts payable under the Securities could be affected by the actions of sovereign governments of Norway, Poland, Sweden, and Japan — Exchange rates of most economically developed nations, including Japan, Norway, Poland and Sweden are “floating,” meaning they are permitted to fluctuate in value relative to the Japanese yen. However, governments of other nations, from time to time, do not allow their currencies to float freely in response to economic forces. Governments, including Norway’s, Poland’s, Sweden’s and Japan’s, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Securities is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments of Norway’s, Poland’s, Sweden’s and Japan’s which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Securities in the event that exchange rates should become fixed, or in the event of the issuance of a replacement currency or in the event of other developments affecting the Norwegian krone, Polish zloty, the Swedish krona and the Japanese yen or any other currency.

♦

Legal and regulatory risks — Legal and regulatory changes could adversely affect currency rates. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to currency rates, but any such action could cause unexpected volatility and instability in currency markets with a substantial and adverse effect on the performance of the underlying basket and, consequently, on the value of the Securities.

♦

Currency markets may be volatile — Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies, and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. The liquidity, trading value and amount payable under the Securities could be affected by action of the governments of Norway, Poland, Sweden and Japan. These factors may affect the values of the component currencies reflected in the underlying basket and the value of your Securities in varying ways, and different factors may cause the values of the basket currencies, as well as the volatility of their prices, to move in inconsistent directions at inconsistent rates.

♦

The calculation agent can make adjustments that affect the basket currencies and may adversely affect the value of the Securities — The calculation agent may make certain adjustments or determinations upon certain events that may effect a basket currency.

Market Disruption: If a basket currency is no longer available or becomes subject to the imposition of exchange controls or other circumstances beyond UBS’s direct control or is no longer used for settlement of transactions by financial institutions in the international banking community or the foreign exchange market, or if there is no spot exchange rate for the applicable currency pair, the calculation agent will make all determinations in respect of the affected basket currency as appropriate to account for the economic effect of that event taking into consideration all available information that it deems relevant.

Substitute Currency: If a basket currency is converted into another currency, or another currency is substituted for such basket currency (in each case, the “new currency”), pursuant to applicable law or regulation (the “relevant law”), such basket currency shall be substituted by the new currency for all purposes of the Securities at the conversion rate prescribed in the relevant law at the time of such substitution.

The occurrence of these events and the consequent adjustments may materially and adversely affect your return on the Securities.

♦

Historical performance of the NOK/JPY spot rate, the PLN/JPY spot rate, and the SEK/JPY spot rate should not be taken as an indication of its future performance of the basket currencies during the term of the Securities — It is impossible to predict whether any of the NOK/JPY spot rate, the PLN/JPY spot rate and the SEK/JPY spot rate will rise or fall. The NOK/JPY spot rate, the PLN/JPY spot rate and the SEK/JPY spot rate will be influenced by complex and interrelated political, economic, financial and other factors.

♦

Trading and other transactions by UBS or its affiliates in the foreign exchange and currency derivative market may impair the value of the Securities — We or one or more of our affiliates may hedge our foreign currency exposure from the Securities by entering into foreign exchange and currency derivative transactions, such as options or futures on exchange-traded funds. Our trading and hedging activities may affect the NOK/JPY spot rate, the PLN/JPY spot rate and the SEK/JPY spot rate and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or our affiliates may also engage in trading in instruments linked to the NOK/JPY spot rate, the PLN/JPY spot rate and the SEK/JPY spot rate on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the NOK/JPY spot rate, the PLN/JPY spot rate and the SEK/JPY spot rate. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

♦

There are potential conflicts of interest between you and the calculation agent — Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Securities at maturity. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent” on page PS-26 of the product supplement. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the basket currencies has occurred or is continuing on a day when the calculation agent will determine the final spot rate for a particular basket currency. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities and your payment at maturity, the calculation agent may have a conflict of interest if it needs to make any such decision.

♦

The calculation agent can accelerate or postpone the determination of the final basket level and the maturity date, if a market disruption event occurs on the final valuation date — If the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date, the final valuation date will be accelerated or postponed until the first business day on which no market disruption event occurs or is continuing. If such an acceleration or postponement occurs, then the calculation agent will instead use the relevant level of the underlying basket on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Securities be postponed by more than 10 consecutive days for the calculation of the NOK/JPY, SEK/JPY, and PLN/JPY spot rates. As a result, the maturity date for the Securities could also be accelerated or postponed.

If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If the level of the underlying basket is not available on the last possible day that qualifies as the final valuation date, either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the level of the underlying basket that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Event” on page PS-22 of the product supplement.

♦

The business activities of UBS or its affiliates may create conflicts of interest — We and our affiliates expect to engage in trading activities related to the Norwegian krone, Polish zloty, the Swedish krona, and the Japanese yen currencies that are not for the account of holders of Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests of UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions for their customers and in accounts under their management.

♦

Potentially inconsistent research, opinions or recommendations by UBS — We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations could affect the level of the underlying basket to which the Securities are linked or the value of the Securities.

♦

You must rely on your own evaluation of the merits of an investment linked to the basket currencies — In the ordinary course of business, UBS or one or more of its affiliates from time to time expresses views on expected movements in foreign currency exchange rates. These views are sometimes communicated to clients who participate in currency exchange markets. However, these views, depending upon world-wide economic, political and other developments, may vary over differing time-horizons and are subject to change. Moreover, other professionals who deal in foreign currencies may at any time have significantly different views from views of UBS or those of its affiliates. For reasons such as these, UBS believes that most investors in currency exchange markets derive information concerning those markets from multiple sources. In connection with your purchase of the Securities, you should investigate the currency exchange markets and not rely on views which may be expressed by UBS or its affiliates in the ordinary course of business with respect to future currency exchange rate.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the section below entitled “What Are the Tax Consequences of the Notes?”‘ and the section entitled “Supplemental U.S. Tax Considerations—11. Currency-Linked Securities that it Would be Reasonable to Treat as Derivative Contracts” beginning on page PS-52 of the product supplement and discuss the tax consequences of your particular situation with your tax advisor.

You are urged to review “Risk Factors” in the product supplement for a general description of the risks related to an investment in the Securities.

Hypothetical Return Table and Examples

The following table and examples illustrate the hypothetical payment amount at maturity per $10 principal amount of Securities for a hypothetical range of basket returns and assume an initial basket level of 100 and a participation rate of 190%. The actual participation rate will be determined on the trade date. The following results are based solely on the hypothetical example cited. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Basket Level	Basket Return	Payment at Maturity ($)	Total Return (%)
200.00	100.00%	$29.00	190.00%
190.00	90.00%	$27.10	171.00%
180.00	80.00%	$25.20	152.00%
170.00	70.00%	$23.30	133.00%
160.00	60.00%	$21.40	114.00%
150.00	50.00%	$19.50	95.00%
140.00	40.00%	$17.60	76.00%
130.00	30.00%	$15.70	57.00%
120.00	20.00%	$13.80	38.00%
110.00	10.00%	$11.90	19.00%
105.00	5.00%	$10.95	9.50%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$9.50	-5.00%
90.00	-10.00%	$9.00	-10.00%
80.00	-20.00%	$8.00	-20.00%
70.00	-30.00%	$7.00	-30.00%
60.00	-40.00%	$6.00	-40.00%
50.00	-50.00%	$5.00	-50.00%
40.00	-60.00%	$4.00	-60.00%
30.00	-70.00%	$3.00	-70.00%
20.00	-80.00%	$2.00	-80.00%
10.00	-90.00%	$1.00	-90.00%
0.00	-100.00%	$0.00	-100.00%
-10.00	-110.00%	$0.00	-100.00%
-20.00	-120.00%	$0.00	-100.00%
-30.00	-130.00%	$0.00	-100.00%
-40.00	-140.00%	$0.00	-100.00%
-50.00	-150.00%	$0.00	-100.00%

*	Because the currency return is calculated in the manner described in “Indicative Terms”, the maximum possible currency return, and as a result the maximum possible basket return, will equal 100%. There is no comparable limit on the negative performance of the currency return or the basket return. However, in no case will the payment at maturity be less than zero.

The following table illustrates hypothetical currency returns at maturity for one of the basket currencies (NOK/JPY) calculated for a hypothetical range of final spot rates with a hypothetical initial spot rate of 14.7008. The actual initial spot rate will be determined on the trade date. Your return on the Securities will be based on the basket return, which is determined using the currency returns for each basket currency as described in “Indicative Terms” herein. The following results are based solely on the hypothetical example cited. The numbers appearing in the table below have been rounded for ease of analysis.

Hypothetical Initial Spot Rate: 14.7008

Hypothetical Final Spot Rate	Currency Return
26.0000	43.46%
25.0000	41.20%
24.0000	38.75%
23.0000	36.08%
22.0000	33.18%
21.0000	30.00%
20.0000	26.50%
19.0000	22.63%
18.0000	18.33%
17.0000	13.52%
16.0000	8.12%
15.0000	1.99%
14.7008	0.00%
14.0000	-5.01%
13.0000	-13.08%
12.0000	-22.51%
11.0000	-33.64%
10.0000	-47.01%
9.0000	-63.34%
8.0000	-83.76%
7.0000	-110.01%
6.0000	-145.01%
5.0000	-194.02%
4.0000	-267.52%
3.0000	-390.03%
2.0000	-635.04%
1.0000	-1370.08%

ACCORDINGLY, THE METHOD OF CALCULATING THE CURRENCY RETURNS WILL DIMINISH ANY BASKET CURRENCY APPRECIATION AND MAGNIFY ANY BASKET CURRENCY DEPRECIATION RELATIVE TO THE JAPANESE YEN. SEE “KEY RISKS—THE METHOD OF CALCULATING THE CURRENCY RETURNS WILL DIMINISH ANY BASKET CURRENCY APPRECIATION AND MAGNIFY ANY BASKET CURRENCY DEPRECIATION RELATIVE TO THE JAPANESE YEN” ON PAGE 5.

Hypothetical Examples:

The following payment examples show scenarios for the payment at maturity of the Securities, illustrating positive and negative basket returns reflecting either correlated or offsetting returns in the different basket currencies. The following examples are, like the above, based on a hypothetical participation rate of 190%, as well as hypothetical initial spot rates (the actual value of each of which will be determined on the trade date) and final spot rates (which will be determined on the final valuation date), for the basket currencies, and the resulting basket return. The hypothetical initial spot rate and final spot rate values for the basket currencies have been chosen arbitrarily for the purpose of illustration only, are not associated with UBS research forecasts for any basket currency’s exchange rate and should not be taken as an indication of the future performance of any basket currency. In some instances, values have been rounded for ease of analysis.

Example 1:

The positive currency return of each of the basket currencies relative to the Japanese yen results in a basket return of 50.00%.

Because the basket return is 50.00%, the payment at maturity is equal to $19.50 per Security (a return of 95.00%), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 × 50.00% x 190.00%) = $19.50

The table below illustrates how the basket return in the above example was calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Basket Currency Weighting	Weighted Currency Return
NOK	14.7008	24.5013	40.00%	1/3	13.33%
PLN	29.2746	58.5491	50.00%	1/3	16.67%
SEK	12.8051	32.0127	60.00%	1/3	20.00%

Final Basket Level = 100 × [1 + (40% × 1/3) + (50% × 1/3) + (60% × 1/3)] = 150

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level

= (150 – 100)/100 = 0.50 = 50.00%

Example 2:

The positive currency return of each of the basket currencies relative to the Japanese yen results in a basket return of 10.00%.

Because the basket return is 10.00%, the payment at maturity is equal to $11.90 per Security (a return of 19.00%), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 x 10.00% × 190.00%) = $11.90

The table below illustrates how the basket return in the above example was calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Basket Currency Weighting	Weighted Currency Return
NOK	14.7008	16.3342	10.00%	1/3	3.33%
PLN	29.2746	34.4407	15.00%	1/3	5.00%
SEK	12.8051	13.4791	5.00%	1/3	1.67%

Final Basket Level = 100 x [1 + (10% x 1/3) + (15% x 1/3) + (5% x 1/3)] = 110

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level

= (110–100)/100 = 0.10 = 10.00%

Example 3:

The negative currency return of each of the basket currencies relative to the Japanese yen results in a basket return of -10.00%, and, therefore, a payment at maturity of $9.00 per Security.

Because the basket return is -10.00%, the payment at maturity is equal to $9.00 per Security (a return of -10.00%), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 × -10%) = $9.00

The table below illustrates how the basket return in the above example was calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Basket Currency Weighting	Weighted Currency Return
NOK	14.7008	13.6119	-8.00%	1/3	-2.67%
PLN	29.2746	26.6132	-10.00%	1/3	-3.33%
SEK	12.8051	11.4331	-12.00%	1/3	-4.00%

Final Basket Level = 100 x [1 + (-8% x 1/3) + (-10% x 1/3) + (-12% x 1/3)] = 90

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level

= (90 – 100)/100 = -0.10 = -10.00%

Example 4:

The negative currency return of each of the basket currencies relative to the Japanese yen results in a basket return of -50.00%, and, therefore, a payment at maturity of $5.00 per Security.

Because the basket return is -50.00%, the payment at maturity is equal to $5.00 per Security (a return of -50.00%), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 × -50%) = $5.00

The table below illustrates how the basket return in the above example was calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Basket Currency Weighting	Weighted Currency Return
NOK	14.7008	9.800533	-50.00%	1/3	-16.67%
PLN	29.2746	19.5164	-50.00%	1/3	-16.67%
SEK	12.8051	8.536733	-50.00%	1/3	-16.67%

Final Basket Level = 100 x [1 + (-50% x 1/3) + (-50% x 1/3) + (-50% x 1/3)] = 50

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level

= (50 – 100)/100 = -0.50 = -50.00%

Example 5:

The negative currency return of each of the basket currencies relative to the Japanese yen results in a basket return of -150.00%, and, therefore, a payment at maturity of $0.00 per $10.00 face amount of the Securities.

Because the basket return is -150.00%, the payment at maturity will be $0.00, calculated as follows:

Payment at Maturity = the greater of (i) zero and (ii) $10.00 + ($10.00 × -150.00%)

= the greater of (i) zero and (ii) -$5.00 = $0.00

The table below illustrates how the basket return in the above example was calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Basket Currency Weighting	Weighted Currency Return
NOK	14.7008	5.88032	-150.00%	1/3	-50.00%
PLN	29.2746	11.70984	-150.00%	1/3	-50.00%
SEK	12.8051	5.12204	-150.00%	1/3	-50.00%

Final Basket Level = 100 x [1 + (-150% x 1/3) + (-150% x 1/3) + (-150% x 1/3)] = -50

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level

= (-50 – 100)/100 = -1.50= -150.00%

Historical Foreign Exchange Rate Levels

The following graphs show the performance of each basket currency at the end of each month in the periods from May 12, 2001 through May 12, 2011. As of May 12, 2011 at approximately 12:00 p.m., New York City time, each of the basket currency spot rates were obtained from Bloomberg L.P., without independent verification: the NOK/JPY spot rate was 14.7008, the PLN/JPY spot rate was 29.2746 and the SEK/JPY spot rate was 12.8051. The actual value of the initial spot rates of each basket currency will be determined on the trade date as described in “Initial Spot Rates” on page 3 and not taken from Bloomberg L.P. For purposes of the Securities, the initial basket level will be indexed to 100 on the trade date. The historical performance of each basket currency should not be taken as an indication of future performance, and no assurance can be given as to the level of each basket currency on any given day.

Historical Basket Currency Foreign Exchange Rate Levels

The weakening of the exchange rate level of any basket currency (meaning that the Japanese Yen strengthens vs. such basket currency) will have a negative impact on the basket return. The strengthening of the exchange rate level of any basket currency (meaning that the Japanese Yen weakens vs. such basket currency) will have a positive impact on the basket return.

Historical NOK/JPY Exchange Rate Level

Historical PLN/JPY Exchange Rate Level

Historical SEK/JPY Exchange Rate Level

Hypothetical Historical Basket Levels

The following graph shows the daily performance of the hypothetical basket level during the period from May 12, 2001 through May 12, 2011 on each business day during such period using a hypothetical initial basket level indexed to 100 on May 12, 2011 based upon the spot rates of each basket currency determined on that day. The hypothetical basket level for any prior day was obtained using the formula (including the current basket currency weightings) for the calculation of the final basket level described above with each currency return determined using the applicable spot rates on May 12, 2011 and the relevant prior date. For purposes of the Securities, the initial basket level will be indexed to 100 on the trade date. The hypothetical historical performance of the basket should not be taken as an indication of future performance, and no assurance can be given as to the level of the basket on any given day.

Hypothetical Historical Basket Ending Level

The foregoing hypothetical performance data for the basket has been calculated by applying actual historical spot rates of the basket currencies during the relevant period. This hypothetical performance data is furnished for informational purposes only and is not an indication of future performance. There can be no assurance that the performance of the individual basket currencies in the 2001 — 2011 periods to date will be repeated in whole or in part. The future performance of the basket may differ significantly from its retrospective performance.

Final Spot Rates

The spot rate for the Norwegian krone against the Japanese yen on the final valuation date will be the NOK/JPY reference rate, expressed as the number of Japanese yen per one Norwegian krone, which is equal to (a) the USD/JPY spot rate determined by the calculation agent as observed through trades through the Electronic Broking Services, Reuters Dealing 3000 and various voice brokers at approximately 10:00 a.m. New York City time on such date, subject to any further determination of the calculation agent as set forth in the currency and commodity supplement, divided by (b) the USD/NOK spot rate determined by the calculation agent as observed through trades through the Electronic Broking Services, Reuters Dealing 3000 and various voice brokers at approximately 10:00 a.m. New York City time on such date, subject to any further determination of the calculation agent as set forth in the currency and commodity supplement. For more information, see “Deliverable Currencies — Norwegian krone (NOK)” on page CCS-5 of the currency and commodity supplement, “Deliverable Currencies — Japanese Yen (JPY)” on page CCS-4 of the currency and commodity supplement and “Payment at Maturity” on page CCS-8 of the currency and commodity supplement.

The spot rate for the Polish zloty against the Japanese yen on the final valuation date will be the PLN/JPY reference rate, expressed as the number of Japanese yen per one Polish zloty, which is equal to (a) the USD/JPY spot rate determined by the calculation agent as observed through trades through the Electronic Broking Services, Reuters Dealing 3000 and various voice brokers at approximately 10:00 a.m. New York City time on such date, subject to any further determination of the calculation agent as set forth in the currency and commodity supplement, divided by (b) the USD/PLN spot rate determined by the calculation agent as observed through trades through the Electronic Broking Services, Reuters Dealing 3000 and various voice brokers at approximately 10:00 a.m. New York City time on such date, subject to any further determination of the calculation agent as set forth in the currency and commodity supplement. For more information, see “Deliverable Currencies — Polish zloty (PLN)” on page CCS-5 of the currency and commodity supplement, “Deliverable Currencies – Japanese Yen (JPY)” on page CCS-4 of the currency and commodity supplement and “Payment at Maturity” on page CCS-8 of the currency and commodity supplement.

The spot rate for the Swedish krona against the Japanese yen on the final valuation date will be the SEK/JPY reference rate, expressed as the number of Japanese yen per one Swedish krona, which is equal to (a) the USD/JPY spot rate determined by the calculation agent as observed through trades through the Electronic Broking Services, Reuters Dealing 3000 and various voice brokers at approximately 10:00 a.m. New York City time on such date, subject to any further determination of the calculation agent as set forth in the currency and commodity supplement, divided by (b) the USD/SEK spot rate determined by the calculation agent as observed through trades through the Electronic Broking Services, Reuters Dealing 3000 and various voice brokers at approximately 10:00 a.m. New York City time on such date, subject to any further determination of the calculation agent as set forth in the currency and commodity supplement. For more information, see “Deliverable Currencies — Swedish krona (SEK)” on page CCS-6 of the currency and commodity supplement, “Deliverable Currencies — Japanese Yen (JPY)” on page CCS-4 of the currency and commodity supplement and “Payment at Maturity” on page CCS-8 of the currency and commodity supplement.

What are the tax consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations — 11. Currency-Linked Securities that it Would be Reasonable to Treat as Derivative Contracts” beginning on page PS-52 of the product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as pre-paid derivative contracts with respect to the underlying basket. If your Securities are so treated, you should not generally recognize taxable income or loss prior to maturity of your Securities, other than pursuant to a sale or exchange. You should generally recognize gain or loss upon the sale or maturity of your Securities. Such gain or loss would generally be ordinary foreign currency gain or loss under Section 988 of the Internal Revenue Code of 1986, as amended (the “Code”), unless you make a valid election to treat such gain or loss as capital gain or loss under applicable Treasury regulations. Under these regulations, holders of certain forward contracts, future contracts or option contracts generally are entitled to make such election. (“Section 988 Election”).

To make this election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 and summarized in the product supplement on page PS-52, either (a) clearly identify the Securities on your books and records on the date you acquire them as being subject to such election and file the relevant statement verifying such election with your federal income tax return or (b) otherwise obtain an independent verification of the election. Assuming the election is available, if you make a valid election before the close of the day on which you acquire your Securities, your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if at the time of sale, exchange or maturity you have held the Securities for more than one year. The deductibility of capital losses is subject to certain limitations. You should consult your tax advisor regarding the advisability, availability, mechanics and consequences of a Section 988 Election.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities as pre-paid derivative contracts and to treat the Section 988 Election as available. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in a manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-52 of the product supplement.

The Internal Revenue Service, for example, might assert that Section 1256 of the Code should apply to your Securities or a portion of your Securities. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities (or a portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities if you made a valid Section 988 election or ordinary gain or loss if no such election was made. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of each year (i.e., recognize income as if the Securities or the relevant portion of the Securities had been sold for fair market value).

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

In 2007, the IRS also issued a revenue ruling holding that a financial instrument that in form resembled a U.S. dollar denominated derivative contract where the return was based exclusively by reference to the difference between U.S. dollar value of Euros at issuance and at maturity, and a market interest rate in respect of Euros was a euro-denominated debt instrument. In general, the IRS indicated that a financial instrument all the payments of which are determined by reference to a single currency can be debt, notwithstanding the fact that (i) all payments due under the instrument are made in a U.S. dollars and (ii) the amount of U.S. dollars that the issuer pays at maturity may be less than the amount of U.S. dollars that was initially advanced. The Securities are distinguishable in meaningful respects from the instrument described in the ruling. If, however, the scope of the ruling were to be extended, it could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Recent Legislation

Under recently enacted legislation, individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES (INCLUDING THE AVAILABILITY OF THE SECTION 988 ELECTION AS WELL AS POSSIBLE ALTERNATIVE TREATMENTS AND ISSUES PRESENTED BY THE 2007 NOTICE AND REVENUE RULING.

Supplemental Plan of Distribution (Conflicts of Interest)

We will agree to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents will agree to purchase, all of the Securities at the price indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — UBS Securities LLC and UBS Financial Services Inc. are affiliates of UBS and, as such, have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121 In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.

The returns on UBS structured products are linked to the performance of the relevant underlying asset or index. Investing in a structured product is not equivalent to investing directly in the underlying asset or index. Before investing, investors should carefully read the detailed explanation of risks, together with other information in the relevant offering materials discussed above, including but not limited to information concerning the tax treatment of the investment. UBS AG has filed a registration statement (including a prospectus, as supplemented by a product supplement and a currency and commodity supplement for the various securities we may offer, including the Securities) with the SEC for the offering to which this communication relates. Before you invest, you should read these documents and other documents UBS AG has filed with the SEC for more complete information about UBS AG and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov or by calling toll-free 877-387-2275.